Exhibit 10.1

LEASE AGREEMENT

LEASE AGREEMENT (this “Lease Agreement”) entered into by and between Mrs. Morena de Ia Garza Gonzalez and Mr. Alejandro Mario Gonzalez Quezada, Mexican individuals, acting by their own rights (hereinafter jointly referred to as “Lessor”); and by Lakeland Industries, Inc., a corporation having its principal place of business in Delaware, Unites States of America, represented herein by Mr. Richard John Marsden in his capacity of legal representative (herein referred to as “Lessee” and together with Lessor referred to as the “Parties”), in accordance with the following recitals and clauses:

RECITALS:

A. Mrs. Morena de Ia Garza Gonzalez and Mr. Alejandro Mario Gonzalez Quezada hereby declare in their capacity of Lessor:

I.     That they are Mexican individuals of legal age, whose main business activity is property leasing, who are in compliance with all of their tax obligations and with sufficient capacity and no limitations to enter into this Lease Agreement with Lessee.

II.     That they are the exclusive and legal co-owners and have full possession and enjoyment of the property located in the Municipality of Guadalupe, Nuevo Leon, Mexico, identified as 6, 7, 8 and 9, all from block 406, comprising a part of the industrial park identified as Parque Industrial Acueducto (the “Park”) with a land surface area of approximately 23,438.05 square meters (the “Plot of Land”), such co-ownership as evidenced with public instrument number 11,950 dated July 26, 2012, granted before Mr. Carlos Montano Pedraza, Notary Public number 130 in and for the city of Monterrey, Nuevo Leon, Mexico, and filed with the Public Registry of Property of Monterrey, Nuevo Leon, Mexico, under number 3037, volume 154, book 122, section Property, unit Guadalupe, dated September 5, 2012, copies of which are attached herewith as Exhibit “A” .

On a portion of the Plot of Land with an approximate area of 20,096.219 square meters (hereinafter such portion of the Plot of Land referred to as the “Land”) the Lessor will erect an industrial type building (hereinafter the “Building”) with a projected constructed area of 100,614.91 square feet, including within such area approximately 5,000.00 square feet of offices, 2,500.00 square feet for an additional office area, 300.00 square feet for compressor room, 258.33 square feet of pump room and 106.56 square feet of guard house spaces (jointly referred to as the “Rentable Area”). Hereinafter such Building and the Land where the Building will be erected will be referred collectively as the “Leased Property” which is identified in the lay-out attached herewith as Exhibit “B”, with address located at Calle de los Lagos lote 6, 7, 8 y 9, manzana 406, Parque Industrial Acueducto, Guadalupe, Nuevo Leon, 67193.

III.     That Lessor represents to Lessee that the Leased Property is free and clear of any and all recorded encumbrances, security interests, mortgages, attachments, liens and any other kind of limitation of domain and is not subject to any foreclosure proceeding, as evidenced with the certificate of no liens issued by the Public Registry of Property of Nuevo Leon, which will be attached attached hereto as Exhibit “ C” in a term that will not exceed from Beneficial Occupancy.

IV.     That the Plot of Land and therefore the Land where the Leased Property is located, is current in the payment of the municipal property taxes (impuesto predial). A copy of the bill evidencing payment in full of the property taxes accruing on the Plot of Land up to the month of December 2022, is attached hereto as Exhibit “D”. Furthermore, the Plot of Land is filed with the State Land Department (Dirección de Catastro) under land code numbers (clave catastral) 34-406-006, 34-406-007, 34-406-008 and 34-406-009.

V.     That the Plot of Land and therefore also the Land comprising the Leased Property has an authorized zoning designation compatible with the city plan of the Municipality of Guadalupe, Nuevo Leon, which has been verified independently by Lessee as provided below. To this extent, a zoning certificate will be attached hereto as Exhibit ‘‘E” in a term that will not exceed from Beneficial Occupancy.

VI.     That at the date of execution of this Lease, to the best of Lessor’s knowledge the Leased Property is free and clean of any kind of contamination which is considered a hazardous substance subject to remediation under Mexican law, and the Leased Property is not located in a flood hazard area.

VII.     That Lessor has caused the elaboration of a soil mechanic study upon the soil of the Leased Property to secure that the soil of the Leased Property is free of geological, topographic, and hydrologic defects. A copy of the cover of such study will be attached hereto as Exhibit “F” in a term that will not exceed from Beneficial Occupancy.

VIII.     That the Building will be built under valid construction licenses, permits and authorizations that legally correspond to the owner of the Building. The Building will be in compliance with the applicable laws thereof upon delivery of possession of the same to Lessee. A copy of any such construction license, permit, authorizations or notice will be made available to Lessee promptly upon written request, at no cost to Lessee.

IX.     That no third party, corporate or governmental consent or action is required to be obtained, or caused to be obtained from, or on behalf of Lessor, in order to lease the Leased Property to Lessee or otherwise consummate any of the transactions contemplated herein.

X.     To the best of its knowledge the Leased Property has not been used and has not been object or product of any felony act from the organized crime or has been used to cover or hide goods and products resulting from crime activities or any other as referred to in the Federal Law of Extinction of Domain (“Ley Federal de Extinción de Dominio”) and its correlative state laws and any felony or crime pursuant to the federal and state Penal Codes or any other applicable laws. Furthermore, Lessor represents that as of the execution of this Lease Agreement, they have not been notified of any process, claim or procedure related to such law.

B. Mr. Richard John Marsden hereby declares on behalf of Lessee:

I.     That Lessee is a corporation duly incorporated pursuant to the laws of Delaware, United States of America, as evidenced with the certificate of incorporation dated as of April 30, 1986; and (b) Mr. Richard John Marsden is duly authorized to act on behalf of Lessee as evidenced with the Unanimous Written Consent in lieu of a Special Meeting of the Board of Directors of Lessee dated as of May 17, 2022, and his authority to act on behalf of and represent Lessee under the terms of this Lease has not been revoked or limited in any manner whatsoever.

That no third party, corporate or governmental consent or action is required to be obtained, or caused to be obtained from , or on behalf of Lessee, in order to lease the Leased Property from Lessor or otherwise consummate any of the transactions contemplated herein.

I.     That all amounts to be paid as rent for the Leased Property are not the result of any crime or felony acts by Lessee. To this extent, Lessee agrees to deliver to Lessor, from time to time, prior request from Lessor its audited financial statements for the 3 previous fiscal years.

II.     That Lessee has inspected the legal and physical conditions of the Leased Property by means of expert consultants to its satisfaction and will inspect upon delivery and acceptance of the Building at the beneficial occupancy, except as specifically provided herein, intends to lease the same from Lessor on the terms, conditions and physical and technical characteristics agreed by the Parties as set forth in Exhibit “H”, subject to no further representations, warranties and indemnities.

NOW THEREFORE, in view of the foregoing premises and the mutual covenants and agreements hereinafter set forth, the Parties have agreed to be bound as follows:

CLAUSES:

FIRST.- DEFINITIONS. Notwithstanding any other defined terms used elsewhere in this Lease, the following capitalized terms will have the meanings set forth below. All defined terms used in this Lease may be used in the singular or plural form, in the feminine or masculine gender, as the context so requires:

(a)     “Authorized Use” will mean the authorization for Lessee to exclusively use the Leased Property for licit and permitted industrial uses that do not represent a violation to any laws, federal, state or municipal; always in compliance with the Industrial Park Regulations.

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(b)     “Business Day” will mean any calendar day excluding Saturdays, Sundays and any other day when banks are closed or required to be closed for business in Mexico and in the United States of America. Any other reference to “days” in this Lease would be deemed to be made to calendar days.

(c)     “Guaranty” will mean the guaranty of all of Lessee’s payment and performance obligations under this Lease, executed and delivered by Guarantor simultaneously with the execution and delivery of this Lease, which guaranty is in the form of Exhibit “G” attached hereto.

(d)     “Guarantor” will mean Lakeland Industries, Inc., a Delaware corporation, which demonstrates that is it financially sound, in the understanding that if its financial background cannot be supported, Lessee will obtain for the benefit of Lessor a letter of credit from an accredited financial institution that may guarantee Lessee’s payment and performance obligations of Lessee under this Lease.

(e)     “Environmental Laws” will mean the Mexican General Law for the Ecological Equilibrium and Protection of the Environment (Ley General del Equilibrio y Proteccion al Ambiente), Mexican General Law for the Prevention and Integral Management of Residue (Ley General para la Prevención y Gestión Integral de los Residuos) and the Regulations thereof in the subject matter of hazardous materials, hazardous substances and hazardous waste enacted in Mexico, Mexican official norms (NOM’s) and any Mexican laws enacted in substitution thereof and supplementary thereto from time to time that are applicable to the Leased Property.

SECOND.- LEASE OF THE LEASED PROPERTY.

2.1     Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the Leased Property. The Leased Property consists of a Building, to be erected in the terms and conditions established herein, with an area of approximately 100,614.91 square feet which will include within such area approximately 5,000.00 square feet of offices, 2,500.00 square feet for an additional office area, 300.00 square feet for compressor room, 258.33 square feet of pump room and 106.56 square feet of guard house spaces, constructed over a Land surface of approximately 20,096.219 square meters. The Leased Property is totally identified in the Exhibit “B” which is attached hereto as part of this Lease.

2.2     Lessor will allow and deliver Lessee the beneficial occupancy of the Leased Property, no later than 8.5 months after the execution of this Lease (“Beneficial Occupancy”) , provided that Lessee is in full compliance with its obligations under the Lease Agreement, prior and/or on the date of Beneficial Occupancy, such as (but not limited to) : (i) payment of the Security Deposit stated under Section 7.9; (ii) payment of the Rent in Advance stated under Section 7.10; (iii) the obtainment of the insurance policies stated under Section 13 of this Lease; and (iv) deliver to Lessor the Guaranty in the stated terms under Section 20 of this Lease.

The latter in the understanding that, Lessee’s failure to comply with any of its obligations under the Lease Agreement as set forth above, at the sole discretion of Lessor, Lessor will not release Lessee and Lessee must therefore fulfill any and all other of its obligations related to and/or triggered by the scheduled date of Beneficial Occupancy, including but not limited to, the payment of Rent (as such term is defined under section 7.2 hereof) and such obligations will not be rescheduled whatsoever.

As used in this Lease, the term “Beneficial Occupancy” will mean that the production area of the Building will be enclosed and protected from weather elements, so that Lessee may begin the installation of machinery and production equipment in such Building. Lessee will perform a review of the conditions of the Building upon delivery and will sign an act of delivery and acceptance, which upon its execution will deem the Lessee to receive the Leased Property to Lessee’s satisfaction, provided that the Building is delivered in the Beneficial Occupancy scope as set forth in this section, on an “as is, where is” condition. Any equipment or assets installed or stored in the Leased Property at any time will be at Lessee’s own risk and expense and without interfering with Lessor’s works. Lessee will be the only responsible party for the insurance and security of such equipment, assets and personnel (direct or indirect, visitors and suppliers) at all times and hereby expressly and fully releases Lessor from any and all liabilities derived from such early access to the Leased Property and throughout the Lease Initial Term, and any Renewals as applicable.

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Lessee agrees that the Leased Property is leased pursuant specifications and scope listed in the Exhibit “H” as described therein, without any additional implied or express representations, indemnities, guaranties or warranties from Lessor for which, notwithstanding anything to the contrary herein or under the applicable laws, any and all responsibility, liability, repair, remediation and/or restoration, required by the Leased Property due to its legal or physical conditions, the same will not be responsibility of Lessor (except for the repair obligations related to the structural elements of the same as provided in Section 10.1 herein), for which Lessee hereby expressly and irrevocably waives any rights of action, indemnity and/or recovery against Lessor for such reason.

THIRD.- OWNERSHIP OF THE LEASED PROPERTY.

3.1     Lessor warrants and represents to Lessee that as mandated by the Civil Code of the State of Nuevo Leon, Mexico, this Lease Agreement will survive any foreclosure of any lien or any mortgage or other kind of security interest on the Leased Property and that any default by Lessor in the payment of any such lien. mortgage or security interest will in no way affect the terms of this Lease or otherwise affect Lessee’s rights under this Lease. Nonetheless, in case of any lien or mortgage of any kind for causes directly attributable to the Lessor that prevents Lessee from using the Leased Property, such will have to carry out any and all acts that may be necessary to cure such situation at its own cost, without affecting Lessee.

3.2     The Parties within a term that will not exceed from 30 days after the execution of the Lease Agreement will ratify or execute this Lease Agreement with a Mexican Notary Public, unless such term is extended as agreed by the Parties. If the Lease Agreement is not ratified within such term due to causes imputable to either the Lessee or Lessor, as the case may be, such party will be considered to have defaulted and in breach under this Lease (the “Breaching Party”), in the understanding that if Lessee results as the Breaching Party then Lessor will have a right to terminate the Lease Agreement. Upon such breach, the Party that is not in breach (the “Non-Breaching Party”) will notify the Breaching Party of the aforementioned default, and a penalty of USD $100 (One hundred dollars 00/100 legal currency of the United States of America) will apply for every week that the Breaching Party remains in default until such obligation has been fully met. The Parties will have the right to register this agreement in the State Public Registry of Property having jurisdiction over the Leased Property. The notary fees, rights and taxes and in general the expenses originated as a result of the registry and as a result of cancelling such registry of the Lease Agreement will be paid by the party requesting the ratification or the public deed, as the case may be.

3.3     Lessor represents to Lessee that the Leased Property is now and during the term of this Lease (and of any Renewals, if applicable) will be in compliance with, and is not and during the term of this Lease (and of any Renewals, if applicable) will not be in violation of any Federal, State or Municipal laws or governmental permits only and specifically in connection with those related to the construction of the Leased Property. The provisions of this Section 3.3 do not apply to the activities of Lessee on or about the Leased Property which compliance with applicable laws and permits will be the sole responsibility of Lessee. Any and all costs incurred by Lessor in order to comply with any such permits, licenses and/or obligations of Lessee related to Lessee’s Authorized Use will be passed through to Lessee as additional rent as agreed by the Parties.

FOURTH.- DELIVERY OF THE LEASED PROPERTY.

4.1     Lessor will, at its own cost and expense, deliver the Leased Property to Lessee with the specifications detailed in the document duly signed by the Parties and attached hereto as Exhibit “H” (hereinafter the “Specifications”), and Lessee will accept the delivery of the Leased Property in the conditions in compliance and in accordance with the Specifications.

4.2     The Leased Property will be considered substantially completed or in substantial completion (“Substantially Completed” or “Substantial Completion”) when the specifications referred to in Exhibit “H” have been fully completed by Lessor within a term that will not exceed 2 months following Beneficial Occupancy, provided that Lessee’s authorization date of the distribution lay-outs of the office and production areas of the Leased Property occur at the latest on Lease Commencement Date. in the understanding that should such authorization be delayed for causes attributable to Lessee (or its contractors, agents, employees, invitees, representatives, officers or directors) (“Lessee Delays”) or if any delay is caused by acts of God or force majeure events, then the date of Substantial Completion will be accordingly extended without Lessor incurring in responsibility.

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The latter in the understanding that, should the Substantial Completion be extended by Lessee Delays, the obligations related to and/or triggered by the original programmed date of such Substantial Completion, included but not limited to the Rent (as such term is defined in section 7.2 below) will not be rescheduled whatsoever.

4.3     The Parties hereby acknowledge that upon the delivery of the Substantial Completion of the Building, there might be minor pending work or minor detail items, hereinafter the “Punch List”, same that will not interfere with the general operation of the Building; said Punch List will be approved by both Parties and documented on the delivery certificate of the Substantial Completion, and will be completed by Lessor in a term previously agreed by the Parties in such date.

FIFTH.- USE OF THE LEASED PROPERTY.

5.1     Lessee will conduct its activities and will use the Leased Property only for lawful industrial and distribution purposes in compliance with the Park Regulations in terms of section 16.4 herein and the Authorized Use (as such term is defined in section First of this Lease Agreement).

5.2     Lessee will use the Leased Property in a commercially reasonable and secure manner, and will not store hazardous materials or wastes (as such terms are defined in the Environmental Laws) in violation or in a manner inconsistent with the Environmental Laws.

5.3     At Lessee’s cost and expense, Lessee may install all trade fixtures, machinery and equipment necessary to perform its activities, provided that such trade fixtures, machinery and equipment will be removed by Lessee, upon expiration of this Lease without causing damage to the Building’s structure and that upon surrender thereof the Leased Property is returned in the same conditions as received by Lessee.

5.4     It will be Lessee’s sole and exclusive responsibility to conduct its manufacturing/assembly processes in the Leased Property in compliance with the Authorized Use.

5.5     Lessee will not allow fumes, smoke, dust, gas, noises or vibration to be released from the Leased Property in a manner which is inconsistent or in violation with the Environmental Laws, and Lessee will not carry out any another activity which might inconvenience or disturbs, interferes or endangers Lessor or any other occupant located in or about the Park whereby the Leased Property is located.

SIXTH.- LEASE TERM.

6.1     Term. The initial term of this Lease will be for a period of 10 years (120 months of full lease payment) (the “Initial Term”) which term will be mandatory for both Parties.

6.2     Lease Commencement Date. Obligations of Lessor and Lessee under this Lease will begin as of the date of signature herein (the “Lease Commencement Date”) in the understanding, however, that the Initial Term and the Rent Commencement Date will begin on the date set forth in Section 7.1 below.

6.3     Renewal Option. Provided Lessee is in compliance with its obligations hereunder, Lessor hereby grants Lessee the right to renew the Initial Term of this Lease for 2 additional periods of 5 years each, under the terms and conditions set forth herein (each 5 years period, a “Renewal”).

Lessee may exercise its Renewal Option by means of written notice to Lessor (the “Renewal Notice”) with at least 180 calendar days prior to the expiration of the Initial Term, or any Renewal (the “Renewal Term”), as the case may be. In both events, the Parties will enter an amendment agreement to this Lease Agreement to be effective as of the end of the corresponding Renewal Term, which will be under the same terms and conditions as set forth herein, except for the cost of the lease which will be the then current Rent (without the cost of the amortized Specifications as set forth in Exhibit “H” hereunder, except in the event Lessee requires from Lessor additional improvements on the Leased Property to be amortized during the applicable Renewal, if accepted by Lessor) plus its corresponding Rent Adjustment (in terms of section 7.3 below after subtracting the amortized cost of improvements carried out by Lessor.

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However, if Lessee does not provide the Renewal Notice within the Renewal Term, the Renewal Option will be considered as extinguished for all legal effects without need of prior notice from Lessor to Lessee.

6.4     Special Right of First Refusal to Lease. Provided that Lessee is in compliance with its obligations hereunder, as of the Lease Commencement Date and exclusively until the expiration of Initial Term of this Lease Agreement (the “ROFR Term”), Lessee will have a special right of first refusal to lease (the “Special Right of First Refusal to Lease”) an industrial building to be further vacated , property of Lessor and located within the Park (the “ROFR Building”) which is described in the layout attached hereto as Exhibit “ I”; and to be exercised in accordance with the following:

a) The Special Right of First Refusal to Lease will be in force and effect during the ROFR Term and will only be triggered upon the occurrence of any of the following trigger events (each a “Trigger Event”): (i) a bona fide third party offer to purchase the ROFR Building; or (ii) an offer by any bona fide third party to lease the ROFR Building; or (iii) Lessor’s need to use the ROFR Building for any of Lessor’s intended purposes.

b) Upon such Trigger Event, Lessor shall provide a written notice to Lessee informing Lessee of the occurrence of any of the Trigger Event, and upon receipt of such notice, Lessee shall have 10 (ten) business days to notify Lessor in writing of its decision whether to exercise, or not exercise, the Special Right of First Refusal to Lease.

c) Should Lessee decide to exercise the Special Right of First Refusal to Lease, a separate lease agreement shall be executed within 10 Business Days following Lessee’s exercise of the Special Right of First Refusal to Lease, and such lease agreement will include a term of 10 years and will contain similar terms and conditions to those established herein which will govern the lease of the ROFR Building, except for the cost of the lease which will be the then current fair market cost for similar industrial buildings in terms of age, size and improvements installed thereof; in the understanding that any additional required improvements on said ROFR Building will be quoted separately.

e) Should Lessee does not exercise the Special Right of First Refusal to Lease pursuant to the terms and conditions set forth herein, then Lessor will dispose of the ROFR Building for any of its intended purposes including but not limited to constructing, planning, selling or leasing such property to any third party.

SEVENTH.- RENT.

7.1     Rent Commencement Date. The rent commencement date (the “Rent Commencement Date”) will be 3 months following Substantial Completion.

7.2     Rent. Subject to the Rent Adjustments provided in section 7.3 below, in consideration for the lease of the Leased Property, on the Rent Commencement Date and during the term of this Lease and any Renewal thereof, if applicable, Lessee agrees to pay Lessor, without prior requirement a monthly rent comprised by and in accordance with the following:

a)     A “Base Rent” in the amount of USD $52,923.44 (fifty-two thousand nine hundred and twenty-three dollars 44/100, legal currency of the United States of America) each one, plus the applicable VAT. The Base Rent is calculated at a monthly rate of USD $0.526 per square feet of Rentable Area, plus the applicable Value Added Tax (“VAT”);

b)     An “Amortized Rent” in the amount of USD $7,515.93 (seven thousand five hundred and fifteen dollars 93/100, legal currency of the United States of America) each one, plus the applicable VAT. The Amortized Rent is calculated at a monthly rate of USD $0.0747, legal currency of the United States of America, per square feet of Rentable Area, plus the applicable VAT.

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Both the Base Rent and Amortized Rent, in the total monthly amount of USD $60,439.37 (sixty thousand four hundred and thirty-nine dollars 37/100, legal currency of the United States of America) plus VAT, hereinafter referred to as the “Rent”.

7.3     Rent Adjustments. The Parties agree that beginning on the first anniversary of the Rent Commencement Date and throughout the term of this Lease and any Renewal thereof, if applicable, the Rent will be increased on a yearly basis considering an amount equal to the accumulated increase rate of the Consumer Price Index (CPI) of the United States of America, as announced by the Bureau of Labor Statistics, accumulated during the 12 (twelve) months prior to the date that corresponds to each increase.

7.4     Rent Payment. The monthly Rent will be paid in advance on the first 5 (five) Business Days of each calendar month throughout the term of this Lease by wire transfer to the accounts set forth below, pursuant the following:

50% percent of the Rent to Account AMGQ

•	Beneficiary: Alejandro Mario González Quezada
•	Beneficiary Address: ***
•	Account number: ***
•	Swift number: ***
•	ABA: ***
•	Bank: ***
•	Bank Address: ***
•	Currency: US Dollars

50% percent of the Rent to Account MGG

•	Beneficiary: Morena de Ia Garza Gonzalez
•	Beneficiary Address: ***
•	Account number: ***
•	Swift number: ***
•	ABA: ***
•	Bank: ***
•	Bank Address: ***
•	Currency: US Dollars

7.5     Invoices. All amounts paid by Lessee to Lessor under this Lease will be made against surrender of the relevant invoice by each Lessor, which invoice will be compliant with all applicable Mexican tax requirements.

7.6     Late Charges. Without waiving Lessor’s remedies under this Lease or under the applicable laws, if Lessee fails to pay any Rent on their due dates as set forth in this Lease, the balance will cause late charges (the “Late Charges”), that Lessee will pay to Lessor on the “prime rate” of the United States of America, multiplied by 3 (three), as announced on the Wall Street Journal, from the date in which the payment should have been made until paid in full. Any installment of Rent paid by Lessee under the terms hereof will be first applied to Late Charges and thereafter to the principal amount.

7.7     Proration. If the Rent Commencement Date should occur on a day other than the first day of a calendar month, then the monthly Rent for such fractional month will be pro-rated on a daily basis assuming a thirty (30) day month.

7.8     Assignment of the Rent. Lessee agrees that by means of prior notice, written or electronic, Lessor may assign the Rents under this Lease to any third party; and upon notice by Lessor or request by such assignee, Lessee will pay the Rent directly to the assignee. Moreover, Lessee hereby agrees to deliver to Lessor, from time to time, at Lessor’s written or electronic request, a copy of its audited financial statements for the previous three (3) fiscal years, within five (5) business days following receipt thereof.

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7.9     Security Deposit. Upon execution of this Lease Agreement, Lessee will deposit via wire transfer to Lessor an amount equal to 1 month of Rent as non-interest bearing security deposit (the “Security Deposit”), to guarantee the faithful performance of Lessee’s obligations set forth in this Lease. Provided that Lessee has entirely complied with all of its obligations set forth herein, Lessor will return to Lessee the Security Deposit by wire transfer to the account designated by Lessee in writing no later than forty five (45) calendar days after the expiration of the Initial Term of this Lease or of any Renewal thereof, provided that (i) all utilities have been paid in full; (ii) the Leased Property has no damages requiring repairs, (iii) the Leased Property has been returned in as same condition as received by Lessee, except for reasonable ordinary wear and tear related to the day-to-day use of the Leased Property, and (iv) there are no pending actions, liabilities or contingencies against Lessor and/or the Leased Property attributable, directly or indirectly, to Lessee. Otherwise, Lessor will apply such Security Deposit on behalf of Lessee (which will be evidenced with the relevant invoices issued at Lessee’s name) to pay any amount due and outstanding and the balance will be returned to Lessee. In no event may such Security Deposit be used by Lessee as payment of the last month of Rent.

7.10     Payment in Advance. At the date of signature of this Lease, Lessee will pay to Lessor 1 month of Rent in advance.

7.11     Payment in Dollars. All payments of Rent set forth herein will be made in Dollars, legal tender in the United States of America.

EIGHTH.- ALTERATIONS.

8.1     Lessee may not change the basic structure, the external appearance or basic utility services of the Leased Property, nor make any major alterations without the prior written authorization of the Lessor, which authorization will not be unreasonably withheld, delayed or denied, and if granted, Lessee agrees that it will not generate any responsibility or liability for Lessor for said changes or alterations as Lessor will not be obliged to review the technical aspects of the same.

8.2     When an improvement to the Leased Property has been authorized by Lessor in writing, these will be made and borne at Lessee’s own risk and expense, and in full compliance with applicable laws. Any request submitted by Lessee seeking approval from Lessor to carry on with any alteration or improvement will indicate with reasonable detail the proposed alterations and/or improvements of any nature whatsoever purported to be performed on the Leased Property.

8.3     Any construction, amendment or expansion to the Leased Property, as well as trade fixtures and/or equipment of any nature whatsoever (the “Alterations”) to be installed on the Leased Property by Lessee will be removed by Lessee upon expiration or early termination of this Lease. Lessee, at its own cost and expense, will repair any damage caused to the Leased Property resulting from the removal of such Alterations, and Lessee will deliver the Leased Property upon expiration of this Lease to Lessor in the same conditions as received on Lease Commencement Date, except for reasonable ordinary wear and tear related to the day-to-day use of the Leased Property. The foregoing, provided that, Lessor’s written authorization to Lessee with respect to the performance and/or installation of such Alterations will not release Lessee to proceed with the obligations of removal and delivery of the Leased Property pursuant to this paragraph.

8.4     For purposes of the above, Parties hereby agree that sixty (60) days prior to the expiration and/or early termination of this Lease, Lessee will allow Lessor and its authorized agents to enter into the Leased Property for purposes of inspecting and determining if the Leased Property requires any repairs. Upon receipt by Lessee of a written notice from Lessor describing any damages or Alterations to the Leased Property, Lessee will have forty five (45) days to repair at its sole cost and expense any damages caused to the Leased Property.

8.5     Without waiving the provisions set forth in the preceding paragraphs of this Clause, Lessee hereby waives to demand any amount for any improvements made to the Leased Property and not removed upon expiration of this Lease or any Renewal thereof, in the understanding that structural improvements will remain to the benefit of the Leased Property, and provided further that Lessee will not withhold the Rent payment in compensation of any improvements whatsoever.

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NINTH.- SUBLETTING AND ASSIGNMENT.

Lessee may sublease the Leased Property, totally or partially, to an affiliated or subsidiary entity (this is a company directly under common control, owned by or controlled by Lessee or Guarantor) with the prior written authorization of Lessor, in the understanding, however, that Lessee and Guarantor will remain at all times liable and responsible under this Lease. Lessee will deliver to Lessor a counterpart duly signed of the relevant sublease agreement within the following five (5) business day of its execution, which will strictly adhere to the provisions of this Lease and will not contain any provisions that are contrary to this Lease Agreement.

Notwithstanding the foregoing, the Parties hereby acknowledge and agree that this Lease Agreement will be further assigned by Lessee, in a term of 30 calendar days following the Lease Commencement Date, in favor of SAL Commercial Venture One, S.A. de C.V. (“SAL”), once the incorporation process of the same is completed, prior written notice to Lessor, in which case the Guarantor will remain at all times liable and responsible under this Lease. To this extent, the Parties and SAL will enter the corresponding assignment agreement by which, SAL will unconditionally acquire Lessee’s rights and obligations, with all that in fact and by right corresponds to Lessee under this Lease Agreement, and SAL will strictly adhere to the terms and conditions set forth.

TENTH.- MAINTENANCE.

The responsibility for maintenance, repair and replacement will be governed by the following provisions:

10.1     Lessor’s Maintenance. During the term of this Lease and of any Renewals thereof, Lessor will repair, at Lessor’s own cost and expense, only the structural portions of the Building (limited to structural issues of the roof, external walls and floor slab). Upon receipt of written notice from Lessee in connection with the need to carry out repairs required from Lessor under this Section 10.1, Lessor will diligently proceed to carry out said repairs at Lessor’s own cost and expense and with minimum interference in Lessee’s normal use of the Leased Property. Lessee will be responsible to inspect the Leased Property on a regular basis to timely identify the necessity of any such repairs and promptly notify Lessor in writing of the same, in which case Lessor will diligently perform the same always that the same are actually required from Lessor hereunder and as per a technical expert’s opinion.

10.2     Lessee’s Maintenance. Any other maintenance, repairs and replacements that are not contemplated in the above Section 10.1 (this is structural portions of the Building) will be made by Lessee at Lessee’s own cost, risk and expense, including but not limited to cleaning, roof sealing, gutters and canopies (except structure), interior and exterior painting, floors, floor’s join sealing, water tappet, glass, windows, lighting and electric installations, ventilation , air conditioning as applicable, plumbing and landscaping. The latter pursuant to the “Maintenance Carnet” attached hereto as Exhibit “J”.

ELEVENTH.- ENVIRONMENTAL.

11.1     Lessor represents to Lessee that, to the best of its knowledge, on the date of execution hereof, the Leased Property is free of any spill, accident of environmental nature or final disposal or handling or recycling of any substance, material or waste, (including without limitation, those deemed hazardous under the Environmental Laws) that is considered a hazardous waste, material or substance subject to remediation under the Environmental Laws. To that extent, Lessor agrees to save, indemnify, defend and hold Lessee free and harmless from and against any and all liabilities, including penalties and/or interest, which Lessee is required to pay due to any act, omission or misrepresentation of Lessor with respect to the environmental conditions of the Leased Property, which liability will in no case and in the aggregate exceed 50% of the Rent for the Initial Term of the Lease.

11.2     Notwithstanding the above, Lessee, may conduct at its own cost and expense, a Phase I environmental assessment with a reputable and authorized environmental consultant which will verify that the Leased Property is free of any adverse or material contamination and/or environmental liability that is considered a hazardous waste, material or substance subject to remediation under the Environmental Laws. The Phase I environmental assessment will be conducted by Lessee within a term of 30 days as of the date of signature of the Lease. In the event that contamination is found in the Leased Property that is

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considered a hazardous waste, material or substance subject to remediation under the Environmental Laws, Lessor, at Lessee’s request, will clean, remedy and restore such situation at Lessor’s own cost. If Lessor does not promptly commence to remediate the Leased Property within 15 calendar days of the date Lessor received the final determination of contamination from the environmental consultant, as well as any required approvals from the competent environmental authorities as established herein, Lessee will have the right to terminate the Lease without prejudice or damage to Lessor and without any right of Lessee to be indemnified. If Lessee does not conduct, conclude and share a copy to Lessor of the Phase I environmental assessment within a term of 30 days as established herein, it will be considered and understood that Lessee agrees in that the Leased Property is in compliance with all Environmental Laws, and free of any and all adverse contamination and/or environmental liability and Lessor will be permanently released from any claim, responsibility, liability and action with respect to the environmental conditions of the Leased Property and for any damages, losses or liabilities caused by the same.

11.3     Lessee warrants, represents and guarantees that as of Beneficial Occupancy, the Leased Property will be maintained in compliance with the Environmental Laws, and that the Leased Property will not be subject to any spill, accident of environmental nature or final disposal or recycling of any substance, material or waste, in violation or inconsistent with the Environmental Laws (including without limitation, those deemed hazardous under the Environmental Laws).

11.4     Within fifteen (15) calendar days following the termination or expiration of this Lease, Lessee will conduct and deliver to Lessor, at Lessee’s own cost and expense, a Phase I environmental assessment made by a reputable and authorized environmental consultant, with soil samples, if necessary, which will verify that the Leased Property is free of any contamination and/or environmental liability. In the event that contamination is found in the Leased Property, Lessee will promptly and diligently clean, remedy and restore such situation at Lessee’s own cost, and promptly after such cleaning and restoration, obtain the opinion of a Mexican accredited laboratory and environmental surveyor that the Leased Property is free of any contamination and in compliance with the applicable Environmental Laws. Additionally, Lessee will deliver to Lessor on the date on which Lessee vacates the Leased Property, if applicable pursuant to the Environmental Laws, a site abandonment certificate or a similar certificate which states that the Leased Property is free from any contamination, and/or, if applicable, that all remediation actions have been fulfilled pursuant to the remediation parameters set forth by the Environmental Laws, by the environmental consultant and the environmental authorities.

11.5     Lessee agrees to save, indemnify, defend and hold Lessor free and harmless from and against any and all damages, losses, liabilities, including penalties and/or interest, which Lessor suffers and/or is required to pay due to any act, omission or misrepresentation of Lessee with respect to the environmental conditions of the Leased Property which directly or indirectly results in such damages, losses, liability, penalty and/or interest. Regardless the above, Lessee will return the Leased Property to Lessor in a clean manner, free of spills or stains of oil, paint, corrosive or contaminating materials of any nature.

11.6     In the event that any environmental incident should occur after the Beneficial Occupancy of the Lease Property by Lessee, Lessee will inform Lessor in writing twenty-four (24) hours following to the occurrence of the same providing all the details known about the incident.

11.7     The Parties agree that Lessor will have access, prior notice, to the Leased Property and to all reasonable relevant environmental documents regarding the operations of Lessee in the Leased Property, in order to carry out inspections to verify Lessee’s compliance with the environmental legal provisions. Lessee agrees that said inspections will not generate any responsibility or liability for Lessor as Lessor will not be obliged to review the sufficiency, technical or legal aspects of the same.

TWELFTH.- LIABILITIES OF THE PARTIES.

12.1     Lessor grants to Lessee the quiet and peaceful use and enjoyment of the Leased Property during the Initial Term of this Lease and of any Renewal thereof, and Lessee represents that it will use the Leased Property only for the purposes contemplated herein and according to the nature and intended use of the Leased Property.

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12.2     Lessor or Lessee, respectively, will be liable for damages to the Leased Property caused by their own fault or negligence, or that of their agents, employees or visitors, except for losses paid under insurance policy in accordance with the Thirteenth Clause below (but only up to the amount of the proceeds received from such insurance policies). Any losses caused by Lessee that are not paid by insurance under the Thirteenth Clause below will be paid by Lessee.

THIRTEENTH.- INSURANCE.

13.1     Prior to and/or on the date of Beneficial Occupancy, at the latest, and throughout the Initial Term, and Renewals as applicable, of this Lease, Lessee will at its cost, risk and expense hire, pay and maintain in force and effect the insurance policies covering the Leased Property (hereinafter the “Insurance Policies”), for the full replacement value of the Building, including improvements, Alterations, peripheral and exterior works, earthworks and foundations as well and that Lessor may from time to time require reasonable increases in any such limits:

a)     Insurance covering any loss or damage caused by fire, lightning, explosion, hurricane, hail, airplanes, vehicles, smoke, earthquake, volcanic eruption, strikes, riots , vandalism, flooding , winds, including, but not limited to, damage to the foundations , rubbish removal and any other risks now or hereafter encompassed by an extended coverage policy in Mexico and any other risks now or hereafter covered by the so-called “All Risk”, and amounts sufficient to prevent Lessor and Lessee from becoming a co-insurer under the terms of the applicable policies, and in any event, and at all times , in an amount not less than one hundred (100%) percent of the “full replacement value” of the Building of which the Leased Property is a part of (including any and all improvements and Alterations), and which such replacement value is currently the amount of USD $8,070,353.18 (eight million seventy thousand three hundred and fifty-three dollars 18/100, legal currency of the United States of America) , provided that such amount will be adjusted on a yearly basis considering an amount equal to the average increase of the Consumer Price Index (CPI) of the United States of America , as announced by the Bureau of Labor Statistics, for the 12 (twelve) preceding months. In the event that the last Consumer Price Index has not been announced, the 12 (twelve) immediate previous indexes announced will be taken as a base to obtain the referred adjustment, plus the applicable VAT.

b)     Business interruption insurance, covering risk of loss of rentals, loss of business and profits due to the occurrence of any casualty set forth in this Clause in the amount of rent, taxes and insurance premiums required hereunder for a twelve-month period.

c)     General public liability insurance, covering claims for bodily injuries or death and property damage for the amount of USD $3,000,000.00 (three million dollars 00/100, legal currency of the United States of America), per occurrence.

d)     If applicable to Lessee’s operations, coverage for damages or losses caused by the defective operation of a boiler (or compressor) and/or the internal explosion of a high-pressure boiler (compressor).

e)     Lessee will be responsible to obtain and maintain at all times sufficient insurance coverage for any and all Lessee’s and/or third parties’ personal property located in the Leased Property and for its personnel, visitors and third parties accessing the same, including but not limited to its machinery, equipment, vehicles and raw materials, and therefore hereby waives any and all rights to claim and of recovery against Lessor for such reason.

13.2     Lessor hereby waives its right to recover from Lessee for damages resulting from fire, explosion and other casualties to any part of the Leased Property to the extent Lessor fully recovers from Lessee or under the Insurance Policies in force at the time of the casualty. This provision will not extend, and such waiver will not apply to damages not covered by or for insufficiency of the abovementioned Insurance Policies, or which falls below the deductible amount of such Insurance Policies. Lessee hereby waives its right to recover from Lessor for damages resulting from fire, explosion and other casualties to any part of the Leased Property, including to Lessee’s personal property, employees, visitors and or third party property located on the Leased Property to the extent covered under the Insurance Policies in force at the time of the casualty or even in the absence or insufficiency of the same since Lessee is responsible to hire and maintain valid the Insurance Policies hereunder.

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13.3     All insurance required in this Thirteenth Clause will be issued by reputable companies duly licensed to do business in Mexico that are acceptable to Lessor. Lessee will provide Lessor with copies of such Insurance Policies and receipts of payment of the corresponding premiums prior to and/or on the date of Beneficial Occupancy, at the latest, and copy of the corresponding renewals thirty days prior to the expiration of the same. Lessee agrees that Lessor’s acceptance or review of any insurance company and/or policy will not generate any responsibility or liability for Lessor as Lessor will not be obliged to review the sufficiency, technical or legal aspects of the same. The Insurance Policies obtained pursuant hereunder will include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Lessor and/or Lessee, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against. Except as otherwise expressly provided herein, neither party nor its officers, directors, employees. managers, agents, invitees or contractors will be liable to the other for loss or damage caused by any risk covered and indemnified for by all risk property insurance. and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage. The failure of a Lessee to contract the Insurance Policies mentioned above will void this waiver in favor of Lessee.

13.4     All Insurance Policies required herein, will name Lessor as the insured and only beneficiary to the extent of its interest in the Leased Property. All policies of insurance provided for herein will contain preferential beneficiary endorsement in favor of the holders of mortgages or guaranties on the Leased Property. All Insurance Policies will have a maximum co-insurance of 0% (zero percent). Lessee will cover the cost of any deductibles, co-insurance and any other payments required under such policies.

13.5     In the event that a casualty occurs in the Leased Property and as a result thereof the Building is damaged or destroyed, Lessee will promptly notify Lessor by telephone and further in writing within twenty-four (24) hours following the casualty providing all known details. Lessee and/or Lessor will promptly initiate adjustment procedures with the insurance company. Lessee will reasonably cooperate to conduct any action promptly or to provide any notice in connection with said casualty and application of the insurance of the Leased Property with the insurance companies and/or competent authorities.

13.6     If Lessee should fail to hire the insurance policies as set forth in this clause. Lessor, without waiving or releasing Lessee from the obligations contained in this clause and without assuming any burden, liability or obligation in connection thereof (including for the insufficiency of the same), may, but without being its obligation, hire any such insurance policies in the understanding that Lessee will pay and/or reimburse all costs for such insurance policies within ten (10) calendar days after receiving written notice from Lessor. Upon such breach, Lessor will notify Lessee of the default, and a penalty of USD $100.00 (one hundred dollars 00/100, legal currency of the United States of America) will apply for every week of default. Additionally, Lessor may, without waiving or releasing Lessee from the obligations contained in this clause, and without being its obligation, hire any such insurance policies in the understanding that Lessee will pay and/or reimburse all costs for such insurance policies within ten (10) calendar days after receiving written notice from Lessor, independently of the aforementioned penalty. In the event that Lessee does not reimburse to Lessor the cost of the insurance policies as set forth above, Lessee will pay to Lessor a penalty interest over any unpaid amount at the rate established in Section 7.6 of this Lease.

13.7     The sum of the insurance amounts paid as a result of said damage or destruction, will be paid to Lessor for the purpose of restoring, replacing, rebuilding or repairing the Leased Property as nearly as possible to its former condition prior to said damage or destruction always that the insurance proceeds are sufficient. If for any reason there are no insurance proceeds or the amount of the same is insufficient, Lessee will be responsible to absorb any such amounts and deficiencies and pay the same to Lessor upon request. Any insurance proceeds received by Lessee will be promptly delivered to Lessor, and at all times, within five (5) days following the receipt of said proceeds.

13.8     Lessee will not carry out any act in the Leased Property or store any object therein except as now or hereafter permitted by any fire department, or insurance rating organization having jurisdiction or other authority having jurisdiction and then only in such quantity and manner of storage as not to increase the existing rate of. or adversely affect, or cause a cancellation of, any insurance policies covering the Leased Property. During the Initial Term and Renewals, Lessee will notify in a timely manner to its insurance company and to Lessor, about any risk aggravation condition.

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13.9     Lessee will promptly provide Lessor with a written notification regarding any claim or administrative procedure on matters concerning civil protection, safety, or hygiene against Lessee in relation to the Leased Property or to any condition, casualty, action or event within the Leased Property resulting in a breach of this Agreement, along with any actions, whether preventive, corrective, or required by the competent authority, carried out by Lessee in relation to civil protection, safety, and/or hygiene within the Leased Property. Such notifications will describe with sufficient detail the nature of the claim, investigation, inspection, casualty, event, or condition, details of the events, and the actions carried out by Lessee with respect to such. Likewise, Lessee will provide Lessor with copy of all official letters and documentation, in relation to Leased Property, that have been issued by any authority or governmental entity with respect to civil protection, safety, and/or hygiene. Lessee agrees to be responsible at all times for compliance with applicable laws related to civil protection, safety, and/or hygiene in the Leased Property, and thus it hereby releases Lessor from any damages, losses, responsibilities, liabilities, actions and claims derived therefrom.

FOURTEENTH.- SUBORDINATION.

Lessee agrees, at the written request of Lessor, to subordinate this Lease including any Renewal thereof, to any mortgage placed upon the Leased Property by Lessor (a “Mortgage”), provided that, Lessor will cause any holder of a Mortgage upon the Leased Property (a “Mortgagee”) to agree that such Mortgagee will not disturb the quiet and peaceful use, enjoyment, possession and other rights of Lessee under this Lease, so long as Lessee continues to perform its obligations hereunder. In the event said Mortgagee acquires title of the Leased Property through foreclosure proceedings or otherwise, Lessor will cause said Mortgagee to (a) accept Lessee as tenant of the Leased Property under the terms and conditions of this Lease, and (b) acknowledge all of Lessor’s obligations hereunder (but only while Lessor is owner of the Leased Property). Lessee agrees to acknowledge such Mortgagee or any other person acquiring title to the Leased Property, as new lessor in the event of a voluntary or involuntary transfer of title of the Leased Property. Lessee and Lessor agree to execute and deliver any appropriate instruments necessary to carry out the agreements contained herein.

FIFTEENTH.- TAXES.

15.1     Effective as of Beneficial Occupancy, Lessee will reimburse Lessor any and all property taxes and assessments (including but not limited to “impuesto predial") accruing on the Leased Property, provided that, Lessor has previously paid and evidenced with proper invoices payment of such property related taxes and assessments. During the first year of the Initial Term of this Lease, payment by Lessee as a result of taxes and assessments herein will be in proportion to the months of lease actually elapsed during such first year. In the same way, during the last year of the Initial Term or any renewals thereof the payment of taxes and assessments herein will be in proportion to the months of lease elapsed during such last year. For any full years of lease during the Initial Term or any Renewals thereof, Lessee will pay the full amount of any property taxes and assessments.

15.2     Lessor or Lessee (with Lessor’s prior written consent), may bring appropriate proceedings in the name of the Lessor, the Lessee or both, challenging the validity of the property taxes or of any other assessment on the Leased Property. Each Party will reasonably cooperate with the other with respect to any such proceedings to the extent necessary and cover their respective costs. The net amount of any Property Taxes or other assessment recovered, after payment of all expenses in connection therewith, will revert to the Party who expensed them.

SIXTEENTH.- UTILITIES AND MAINTENANCE FEES.

16.1     Lessor represents to Lessee that the necessary infrastructure to connect to the Building the following utility services will be available at the limit line of the Leased Property (unless otherwise is described on subsections below) on or before Substantial Completion, ready for immediate hook-up,

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provided that, except as set forth herein, all hook-up, consumption and contribution fees, as well as any deposits and guaranties, associated therewith will be borne and paid by Lessee:

16.1.1     Electricity: Electrical substation to support a capacity of up to 2,500 KVA’s, in order for Lessee to hire by its own means the electrical power on the Leased Property. In the understanding however, the Rent set forth in section 7.2 above includes the so called “contribution fee for KVA/cuota por uso de subestación reductora” also commonly known as “KVA Fees” exclusively for an amount of 1,800 KVAs to serve the Leased Property. Lessee will pay at its own cost and expense the bond or security deposit for consumption as required by the Federal Electricity Commission (“CFE”). All rights of exploitation and use of KVAs which serve the Leased Property are hereby assigned to Lessor and all documents relating to the transfer of such rights will be signed by Lessee in favor of Lessor prior to or upon expiration of this Lease, as requested by Lessor, in the understanding that: (i) Lessee will sign all such documents, assignment agreements and assignment letters as may be required to complete the registration of such assignment to Lessor with CFE or such other successor utility company which may correspond, and will provide all assistance and all other documents that may be required in such transfer of rights, in any event at no cost to Lessor (the “KVA Assignment Documents”); and (ii) should Lessee fail to sign and deliver the KVA Assignment Documents upon expiration of this Lease as requested by Lessor, Lessee shall pay a penalty fee equivalent to 1 (one) day of Rent for every day of delay incurred by Lessee on the delivery of such KVA Assignment Documents.

16.1.2     Telephone: Telephone lines, at the manhole box on entrance of the Park, ready to be contracted and paid by Lessee. which will depend on the amount and type of service to be contracted.

16.1.3     Water: Infrastructure for the water service to the Leased Property will be available at the limit line of the Leased Property, subject to the terms, costs and capacities of the service provider. The hiring and consumption of the water service will be paid by Lessee directly to the provider of such service currently being Servicios de Agua y Drenaje de Monterrey, I.P.D.

16.1.4     Sewer: Infrastructure for the sanitary drainage system will be available at the limit line of the Leased Property to provide this service, subject to the terms, costs and capacities of the service provider. The hiring and charges for the consumption of this service will be paid by Lessee directly to the provider of such service currently being Servicios de Agua y Drenaje de Monterrey, I.P.D.

16.2     As of Beneficial Occupancy Lessee will pay, as applicable, a monthly maintenance fee applicable for the 2022 period, currently on the amount of USD $0.02587, per square foot of Rentable Area, legal currency of the United States of America, which includes 24 hours-a-day surveillance services and of common areas of the Park. The maintenance fee is determined and adjusted by the Park’s internal policies and will be paid by Lessee directly to the company that manages the maintenance services of the Park, currently being VCD Construccion y Desarrollo, S.A.P.I. de C.V. The maintenance services will be only those included in the Park Regulations and/or as approved by the Park’s management, and in no case Lessor will be responsible for said services.

16.3     All utilities’ consumption, capacity and guarantee charges and obligations, will be paid and complied with by Lessee directly to the relevant utilities service supplier.

16.4     Lessee will follow and abide the Park’s Regulations, including any future amendments and/or supplemental regulations and manuals derived thereof (the “Park Regulations”), a copy of the current version of which is attached hereto as Exhibit “L”. Failure to obey the Park Regulations by Lessee will be considered a breach of Lessee under this Lease Agreement.

SEVENTEENTH.- HOLDING OVER.

17.1     If the Initial Term of this Lease is not renewed prior to the expiration date, Lessee will surrender possession of the Leased Property to Lessor no later than at 12:00 AM of the last day of the Initial Term. If Lessee fails to comply with the foregoing, Lessee will pay Lessor on a monthly basis, as new Rent, an amount equal to two times (additional 100%) of the Rent prevailing on the immediately preceding month, for as long as such holding over continues. However, the Parties expressly agree that in this case, this Lease will not be considered as extended, renewed nor will be considered as extended by operation of law. The provisions of this paragraph will not be construed as granting Lessee the right to remain in possession of the Leased Property indefinitely after expiration of the lease term. Lessor and

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Lessee expressly acknowledge and agree that any holding over by Lessee of the Leased Property after the expiration of the term of this Lease will operate and will be interpreted as an illegitimate possession and will terminate immediately upon Lessor’s demand.

17.2     The provisions of this Clause will not be held as a waiver by Lessor of any right of reentry or recover possession of the Leased Property as herein set forth; nor will be a reception of the payment of the Rent or any part thereof, or any act in apparent affirmation of tenancy, operate as a waiver of the right of Lessor to recover the Leased Property.

17.3     At expiration of this Lease or any Renewal thereof, Lessee will surrender possession and use of Leased Property to Lessor in the same conditions as received by Lessee. All leasehold improvements, accessories, inscriptions, canopies, fixtures or similar nature installed by Lessee will be removed prior or at the expiration of the Initial Term of the Lease or any Renewal thereof, and Lessee will evidence the appropriate maintenance to the Leased Property under the terms of Exhibit “J”, with the relevant documents.

EIGHTEENTH.- DEFAULT, RIGHT TO PERFORM OTHER PARTY’S COVENANTS AND RIGHT TO CURE DEFAULTS.

18.1     Event of Default. In addition to any other event specified in this Agreement as an event of default, the occurrence of any one or more of the following events during the Initial Term or Renewal will constitute an event of default hereunder by Lessee (each, an “Event of Default”):

(1) Lessee fails to pay two or more consecutive Rents when due hereunder; or

(2) Lessee or Guarantor files a voluntary petition in bankruptcy or becomes insolvent within the meaning of any applicable bankruptcy code, including, without limitation, the Ley de Concursos Mercantiles of Mexico or a petition is filed against Lessee or Guarantor under any applicable laws; or

(3) Guarantor will default beyond any applicable notice and/or grace period under the Guaranty; or

(4) the Leased Property will be effectively abandoned by Lessee for a period of ten (10) days; or

(5) a lien or claim is filed against the Leased Property arising out of any work performed by or on behalf of Lessee and it fails to discharge such lien or remedy such claim within ten (10) days after the filing thereof; or

(6) If Lessee fails to contract and maintain in full force and effect the Insurance Policies required hereunder and timely deliver to Lessor the corresponding proof thereof; or

(7) If Lessee subleases or assigns in breach of the provisions hereof; or

(8) Lessee fails to perform any of the covenants, terms or conditions of this Agreement to be performed by Lessee (other than any monetary default), and, unless expressly provided elsewhere in this Lease, such default will continue for more than ten (10) calendar days as provided in Section 18.2 below.

If any Event of Default occurs, then Lessor may:

(a) Terminate this Agreement, by written notice sent to Lessee, without any subsequent obligation for Lessor and without the need of prior judicial resolution to that effect;

(b) Claim to Lessee and/or Guarantor the payment of any amount owed to Lessor pursuant to this Agreement, including, but not limited to, Rents, interest and penalties;

(c) Collect from Lessee and/or Guarantor each and all of the future amounts payable to Lessee pursuant to the terms and conditions hereof, including, but not limited to, outstanding Rents for the whole Term since the same is mandatory; and

(d) Request Lessee the reimbursement of the reasonable attorneys’ fees in connection with the implementation and enforcement of all rights granted under this Clause in favor of Lessor.

18.2     If Lessee or Lessor as the case may be (the “Breaching Party”) should at any time fail to perform any one or more of their relevant agreements, covenants or obligations as made in this Lease, then the other Party (the “Non Breaching Party”), after ten (10) calendar days written notice to the Breaching Party (or without notice in the case of an emergency) and without waiving or releasing the Breaching Party from any of its relevant obligations contained in this Lease, and without assuming liability before the other Party for undertaking compliance with such obligation, may, but will be under no obligation, undertake any act on behalf of the Breaching Party that is required to be made or performed by such

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Breaching Party in this Lease (including the right to enter upon the Leased Property) for that purpose and take all such action thereon as may be necessary therefore. All reasonable sums paid by the Non Breaching Party and all reasonable costs and expenses incurred by the Non Breaching Party in connection with the performance of any such obligation of the Breaching Party (as the same should be evidenced with relevant invoices). will be payable by the Breaching Party to the Non Breaching Party within ten (10) calendar days after receiving written notice. If the Non Breaching Party does not take action as provided above in connection with the self-help right to remediate the Breaching Party’s breach of this Lease, will not in itself generate by mere knowledge of the breach any burden, responsibility, liability or obligation to the same in connection thereof, regardless of the consequences, and performance (or not) of the same by the Non Breaching Party will not be deemed a waiver by Non Breaching Party of any of its remedies. including to request the Breaching Party to perform and/or comply with its obligations hereunder.

18.3     Cure Period. Notwithstanding the provisions of Section 18.1 above, no Party hereto will be deemed to incur in an Event of Default unless the Breaching Party fails to perform any of its obligations hereunder (except for payment obligations which will not have a term to cure) within fifteen (15) calendar days after written notice from the Non Breaching Party, with such notice specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of ten (10) calendar days or such longer period as may be expressly provided herein with respect to such Event of Default, then after such period of time, as is reasonably necessary and agreed by the Parties in writing) .

18.4     Resolutory Clause: In case of an Event of Default by Lessee as provided above, without the latter remedying said breach within 15 calendar days after the Lessor notifies him thereof, will bring into effect this resolutory clause or express termination pact (the “Resolutory Clause”), where Lessor will notify the Lessee, either judicially or extrajudicially, before a notary public or before two witnesses, personally in the Leased Property, invoking the particular causes of breach that gave cause to the aforementioned Resolutory Clause, and determining the place of deposit of the personal property of the Lessee that are located in the Leased Property, according to the provisions of articles 2306, fraction VI and 2384 BIS I, fractions I, II and IV of the Civil Code of the State of Nuevo León (“CCNL”), and in turn, the Lessee is obliged and subject to comply with the Resolutory Clause when applicable, in accordance with article 2319. section IV of said CCNL.

Additionally, the Lessee in this act appoints Richard John Marsden as irrevocable representative, to whom it will deliver the physical possession of the Leased Property, in accordance with article 2384, second paragraph of said CCNL. if applicable. The materialization of the Resolutory Clause, will conclude the Lease and the possession of the Lessee automatically, without need of any judicial declaration, in the fixed date, and without the need of eviction.

Once the 15-calendar-day period referred to above has elapsed without the Lessee remediating its breach, the Lessor, in order to proceed with the Resolutory Clause, will notify Lessee the corresponding resolution before a notary public, in turn, granting a term of 5 natural days to the Lessee for the same to vacate and deliver possession of the Leased Property, in accordance with article 2384 BIS II of the CCNL. The Lessor may request the judicial authority to attach the property of the Lessee as collateral, in order to guarantee Lessee’s compliance of its obligations.

In the event of a dispute between the Parties regarding the materialization of the Resolutory Clause. any of the Parties may appear before a competent judge, in order for it to verify whether the elements are actually met to require the termination of the Contract to the Lessee due to the Event of Default, and in the event that the Resolutory Clause is determined to proceed, the judge will impose on the Lessee the payment of damages. in accordance with article 2384 BIS of the CCNL. The foregoing is independent of the parties agreeing that the Lessee must pay as Rent of the Leased Property as provided in Clause 17.1 herein, during the time that the Lessee continues in possession of the Leased Property after the Lease is terminated in accordance with the above.

NINETEENTH.- LESSOR’S ACCESS TO THE LEASED PROPERTY.

Lessee will allow Lessor and its authorized agents to enter into the Leased Property during Lessee’s regular Business Days and hours upon at least forty-eight (48) hours prior written notice, for the purpose of inspecting or performing work that might be required by Lessor or that may be necessary due to Lessee’s failure to comply with its repair obligations under this Lease, or to perform such work or to

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begin the same on the Leased Property, provided that (a) Lessor’s entry will not unreasonably interfere with Lessee’s operation or use of the Leased Property; (b) Lessor and its agents and representatives agree to maintain all information and processes observed as a result of such entry confidential if Lessee indicates so in writing at the time of access, (c) Lessee will be entitled to escort Lessor in any such entry, (d) Lessor and its agents and representatives comply with any reasonable safety measures of Lessee, and (e) the mere access by Lessor will not generate any burden, liability or obligation of the same in connection with any other maintenance, repairs and/or replacements that may be required to be performed by Lessee and/or on the Leased Property, different from that which Lessor intended to perform and for which it requested such access to Lessee, and performance (or not) of the same by Lessor will not be deemed a waiver by Lessor of any of its remedies, including to request Lessee to perform and/or comply with the same. Lessee agrees that Lessor will not be liable before Lessee and Lessee related parties (directly or indirectly) nor before third parties for any failure by Lessor to perform any maintenance, repairs and/or replacements obligations of Lessor hereunder if the same are not expressly and timely identified, notified and requested by Lessee to Lessor in writing.

TWENTIETH.- GUARANTY.

On the date of execution of this Lease, Lessee will obtain and deliver to Lessor a document in the same form attached hereto as Exhibit “G” (the “Guaranty”), duly signed by a legal representative of Lakeland Industries, Inc., a United States of America corporation duly organized and existing under the laws of Delaware (hereinafter the “Guarantor”) with authority to act on behalf of the Guarantor, notarized by an American Notary Public or equivalent officer, whereby the Guarantor will constitute itself as sole guarantor of the Lessee and as sole guarantor before the person holding an interest in this Lease, in order to secure the exact compliance of each and all of the Lessee’s payment and performance obligations agreed to by Lessee under this Lease. Such Guaranty will be valid and binding for the term of this Lease, including any Renewals thereof, if any, and continue valid until full compliance of Lessee’s obligations hereunder. During the Initial Term and any Renewal thereof, Lessee agrees to deliver to Lessor, at Lessor’s request, a copy of the audited financial statements of the Guarantor for the previous three (3) fiscal years, within five (5) business days following receipt thereof. The latter in the understanding that Lessor hereby agrees and warrants to keep at all times such financial statements and any related information as confidential and will make its employees, agents, affiliates, shareholders and third parties, including banks and/or financial institutions to keep such information confidential. For such purposes, Lessor agrees that upon request of Lessee, Lessor will sign a confidentiality agreement in the form agreed by the parties and which will be in standard and reasonable terms and conditions.

TWENTY-FIRST.- NOTICES.

Except as otherwise specifically provided herein, any notice required or permitted to be given hereunder will be in writing (in English or Spanish languages) and, without limitation on other possible methods of communication, will be actually and sufficiently delivered, if sent for next business day delivery by reputable courier (DHL, UPS or FedEx only), and such notice will be actually received the Business Day following delivery of the postal piece of the courier service. For the purposes of this Lease, the Parties hereby designate the following addresses:

Lessor:	Alejandro Mario Gonzalez Quezada and Morena de Ia Garza Gonzalez
***
***
***

Lessee:	Lakeland Industries, Inc.
Attention to: Richard John Marsden
Address: Calle de los Lagos lote 6, 7, 8 y 9, manzana 406, Parque Industrial Acueducto, Guadalupe, Nuevo Leon, 67193
Telephone: +1 (256) 512-5703
Email: RMarsden@maynardcooper.com

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With a copy to: Lakeland Industries, Inc.
Attention to: Richard John Marsden
Address: 1209 Orange Street, Wilmington, Delaware, United States of America, zip code 19801
Telephone: +1 (256) 512-5703
Email: RMarsden@maynardcooper.com

The Parties will notify each other of any change on their relevant corporate names or addresses.

TWENTY-SECOND.- INDEMNIFICATION, RELATIONSHIP BETWEEN THE PARTIES.

22.1     Indemnification. Except to the extent that there is a written waiver of rights of claim, recovery or responsibility by Lessee against Lessor or there is no express obligation by Lessor to indemnify for certain matter contained herein, Lessor agrees to indemnify, defend and hold Lessee free and harmless from any claims for personal injury or property damage which may be asserted against the Lessee during the term hereof, arising out of the negligence or tortious actions or omissions of Lessor, its contractors, servants, employees, agents, assigns, representatives, licensees or invitees. Lessor will have no liability before Lessee if said claims or damages derive from acts or omissions of Lessee or Lessee related parties, acts of God, force majeure and/or as otherwise provided hereunder, and Lessor will not be liable for consequential and indirect damages, losses, loss of profits and business. Except in case of negligence or willful misconduct, Lessor’s total and aggregate liability to Lessee under this Lease in no event (or series of events) will exceed 50% of the Rent for the Initial Term.

Likewise, Lessee agrees to indemnify, defend and hold Lessor free and harmless from any claims for personal injury or property damage which may be asserted against Lessor during the term hereof, arising out of the negligence or tortious actions or omissions of Lessee, its contractors, servants, employees, agents, assigns, representatives, licensees or invitees.

22.2     Relationship between the Parties. Nothing in this Agreement will be deemed or interpreted as to constitute Lessor and Lessee as partners, agents or employees one another, and none of the terms of this Agreement will be interpreted as to make any of the Parties responsible for debts, liabilities and obligations of the other Party. Unless otherwise agreed in this Agreement, the Parties hereby agree not to undertake or take action or to carry out an act or omission that (a) may create an obligation to the other party and, (b) make any third party believe that one of the Parties is a representative of the other or is authorized to act under the name and representation of the other. Notwithstanding the foregoing and except for what is expressly agreed herein, none of the Parties may undertake actions of any nature or assume obligations or liabilities on behalf of the other party.

22.3     Labor. Parties specifically assumes all labor responsibility for all employees that each of them hire or employ directly or indirectly (including third party suppliers) for the performance of their respective activities in terms of this Agreement and therefore each party will comply with all employer related obligations in connection with such employees pursuant to the applicable laws, including but not limited to personal injury, death or damages to tangible assets and in case of claim by reason of gross negligence or intentional illicit action in which it would have participated, pursuant to the labor and social security law in force and any other applicable regulations, and also by virtue of the individual or collective bargain agreements that it would have entered into or which it may enter into with its personnel, or by any other contract that it may enter into with its subcontractors. Each party will be completely responsible for the payment and contributions of the entire quotas to the Mexican Social Security, Workers Housing Development Fund, Retirement System Fund, Income Tax, salaries, compensations, and other benefits of their respective employees under the applicable laws.

TWENTY-THIRD.- JURISDICTION AND GOVERNING LAW.

The Parties agree that this Lease will be governed and interpreted in accordance with the Civil Code of the State of Nuevo León, Mexico and other applicable laws and regulations. For all matters pertaining to the interpretation, performance, and enforcement of this Lease, the Parties expressly submit to the jurisdiction of the competent Courts sitting in the city of Monterrey, State of Nuevo León, Mexico, waiving any other jurisdiction to which they may be entitled to use by reason of their present or future domiciles or otherwise.

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TWENTY-FOURTH .- MISCELLANEOUS.

24.1     Translation. The Parties agree that this Lease will be executed in English, which signatures will be ratified before a Mexican notary public; in the understanding, however, that a Spanish version will be issued by an official translator in and for the state of Nuevo Leon, and delivered to each Party. The Parties hereby agree that for purposes of interpretation the Spanish version of the Lease Agreement will prevail.

24.2     Estoppel Certificates. The parties agree, from time to time, within 10 calendar days after request of the other party, to execute and deliver to such party, or to any party’s designee, any estoppel certificate requested by the other party in the form attached hereto as Exhibit “K”, stating that this Lease is in full force and effect, the date to which rent has been paid, that any of the parties is not in default hereunder (or specifying in detail the nature of the corresponding party’s default) the termination date of this Lease and such other matters pertaining to this Lease as may be requested by any of the parties. Each party’s obligation to furnish each estoppel certificate in a timely fashion is a material inducement for the execution of this Lease. No cure or grace period provided in this Lease will apply to obligations to timely deliver an estoppel certificate.

24.3     Captions. Marginal captions and titles of to this Lease are for convenience and reference only and are in no way to be construed as defining, limiting, or modifying the scope or intent of the various provisions of this Lease.

24.4     Severability. If any term or provision of this Lease will, to any extent, be declared illegal, invalid, void or unenforceable, the remaining provisions hereof will not be affected or impaired thereby, and all other terms and provisions of this Lease will remain in full force and effect to the fullest extent permitted by law.

24.5     Free Will. The Parties hereby acknowledge that the foregoing agreement bears no duress, coercion, violence or intimidation among them and that neither one of them has abused of the ignorance, misery or inexperience of the other Party and thus. hereby waive their right to bring action to rescind or void the foregoing agreement as contemplated in article 17 of the Civil Code of the State of Nuevo León, Mexico or any other correlative article of the Federal Civil Code.

24.6     Assignment. Lessor may assign its rights and/or obligations under this Lease, and/or the Lease itself, to any third party, prior written notice to Lessee within at least 15 fifteen calendar days in advance.

24.7     Waiver. Except for the Renewal Option and Right of First Refusal to Lease Option set forth in Sections 6.3 and 6.4 above, Lessee expressly and irrevocably waives its right to: (i) extend and renew the contract as provided in Articles 2381 and 2382 of the CCNL; and (ii) acquire and have the right to rent the Leased Property as provided in Articles 2341, 2198 and 2199 of the CCNL insofar as said rights are subject to be legally waived as provided in the CCNL. Additionally, both Parties expressly agree that in the event that the term of this Lease becomes indefinite as provided in Articles 2381 and 2382 of the CCNL, to reduce the period of notice of termination referred to in Article 2372 of the CCNL, to 15 (fifteen) working days, in which case any Party may terminate this Lease by notifying the other Party in writing 15 (fifteen) days in advance of the proposed date of termination.

24.8     Exhibits. For greater certainty, this Lease is comprised by this contract and the Exhibits listed hereunder, all of which (when signed by the Parties hereto), have been evaluated and duly authorized by the Parties hereto and all of which will be deemed an integrating part of this Lease. The Parties hereby agree that if any discrepancy or inconsistency should exist between this Lease and any of the Exhibits hereof, the terms and conditions of this Lease will prevail over the Exhibits, but only to the extent of such discrepancy of inconsistency.

Exhibit A: Title deed of Leased Property.

Exhibit B: Layout of the Leased Property.

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Exhibit C: Certificate Of No Liens Issued By The Public Registry.

Exhibit D: Proof of payment of property taxes accruing on the Plot of Land.

Exhibit E: Zoning certificate for the Leased Property.

Exhibit F: Cover Letter and Summary of Soil mechanics study.

Exhibit G: Form of Guaranty.

Exhibit H: Specifications of Leased Property.

Exhibit 1: ROFR Area Layout.

Exhibit J: Maintenance Carnet.

Exhibit K: Estoppel Form.

Exhibit L: Park Regulations.

(signature page follows)

IN WITNESS WHEREOF, the Parties have caused this Lease Agreement to be executed through their duly authorized representatives, in the city of Monterrey, state of Nuevo Leon, Mexico, being July 6, 2022.

Lessor: Alejandro Mario Gonzalez Quezada	Lessee: Lakeland Industries, Inc.

/s/ Alejandro Mario Gonzalez Quezada	/s/ Richard John Marsden
By his own rights	By: Richard John Marsden Title: Legal Representative

Morena de la Garza Gonzalez

/s/ Morena de la Garza Gonzalez
By her own rights

Witness:	Witness:

/s/ Carlos Antonio Ramon Uscanga	/s/ Roberto Gustavo Martinez Brina
By: Carlos Antonio Ramon Uscanga	By: Roberto Gustavo Martinez Brina

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